UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2008

ALASKA AIR GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8957	91-1292054
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2008, in connection with a realignment of the senior leadership team of Alaska Air Group, Inc. (the “Company”), the Company announced the following senior leadership changes, approved by the Board of Directors on December 4, 2008. William S. Ayer will continue as Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Alaska Airlines, Inc. (“Alaska”).

Brad Tilden has been elected President of Alaska, effective December 4, 2008. Mr. Tilden joined Alaska in 1991, became controller of the Company and Alaska in 1994, Chief Financial Officer of the Company in February 2000, Executive Vice President of Finance of Alaska in January 2002 and Executive Vice President of Finance and Planning of Alaska in 2007. Mr. Tilden holds a bachelor’s degree in business administration from Pacific Lutheran University and an executive master’s degree in business administration from the University of Washington. In connection with Mr. Tilden’s appointment, the Compensation Committee of the Board of Directors approved an annual base salary of $340,000 for Mr. Tilden.

Glenn Johnson was elected as the Company’s Chief Financial Officer and Executive Vice President of Finance. Mr. Johnson became Vice President, Controller and Treasurer of Horizon Air Industries (“Horizon”) in 1991 and Vice President of Customer Services for Horizon in 2002. He moved to Alaska in 2003 where he has served in several roles, including Vice President of Finance and Controller, Vice President of Finance and Treasurer and Senior Vice President of Customer Service – Airports. Most recently, he was elected Executive Vice President of Airports and Maintenance and Engineering of Alaska in April 2007. Mr. Johnson is a graduate of the University of Washington. In connection with Mr. Johnson’s appointment, the Compensation Committee of the Board of Directors approved an annual base salary of $300,000 for Mr. Johnson.

Ben Minicucci has been elected as Alaska’s Chief Operating Officer and Executive Vice President of Operations. Mr. Minicucci joined Alaska in 2004 as Staff Vice President of Maintenance and Engineering and was promoted to Vice President of Seattle Operations in June 2008. Before joining Alaska, Mr. Minicucci served for 14 years in the Canadian Armed Forces and acted as Vice President of Aircraft Maintenance for Air Canada. Mr. Minicucci holds bachelor’s and master’s degrees in mechanical engineering from the Royal Military College of Canada. In connection with Mr. Minicucci’s appointment, the Compensation Committee of the Board of Directors approved an annual base salary of $250,000 and approved an equity award of 20,000 Restricted Stock Units that will vest at the end of three years.

Gregg Saretsky will leave his position as Executive Vice President of Flight and Marketing of Alaska, and his employment will terminate effective December 31, 2008. In connection with the announcement, on December 10, 2008, the Company entered into a Separation Agreement (the “Separation Agreement”) with Mr. Saretsky. A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on December 8, 2008, announcing the senior leadership changes set forth in Item 5.02 of this Form 8-K. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Separation Agreement, dated as of December 10, 2008, between Alaska Air Group, Inc. and Gregg Saretsky

99.1	Press Release issued by Alaska Air Group, Inc., dated December 8, 2008, announcing senior leadership changes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALASKA AIR GROUP, INC. (Registrant)

/s/ Keith Loveless
Keith Loveless
Vice President/Legal and Corporate Affairs,
General Counsel and Secretary